Exhibit 32.2

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of HireRight Holdings Corporation (the “Company”) for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Guy P. Abramo, as President and Chief Executive Officer, and Thomas M. Spaeth, as Chief Financial Officer, of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16, 2024	By:	/s/ Guy P. Abramo
		Name:	Guy P. Abramo
		Title:	President and Chief Executive Officer
(Principal Executive Officer)

Date: April 16, 2024	By:	/s/ Thomas M. Spaeth
		Name:	Thomas M. Spaeth
		Title:	Chief Financial Officer
(Principal Financial Officer)